EXHIBIT 99



                                              PROXY

                                      LAKESIDE BANCSHARES, INC.
                                          SEPTEMBER 20, 1994
                                   SPECIAL MEETING OF SHAREHOLDERS



                     THIS  PROXY  IS  SOLICITED  ON  BEHALF OF THE BOARD OF
            DIRECTORS.

            The undersigned hereby constitutes and appoints R. Wayne Vincent and Andy McElveen, or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Lakeside Bancshares, Inc. ("Bancshares") that the undersigned is entitled to vote at the special meeting of the shareholders of Bancshares to be held on September 20, 1994 and at any and all adjournments thereof.

            1. A proposal to approve an Agreement and Plan of Merger and two related merger agreements (collectively, the "Plan") pursuant to which, among other things, (i) Lakeside National Bank of Lake Charles, the wholly-owned bank subsidiary of Bancshares, will merge into The First National Bank of Lake Charles, a wholly-owned bank subsidiary of First Commerce Corporation ("FCC"); (ii) Bancshares will merge into FCC (the "Holding Company
                  Merger"); and (iii) on the effective date of the Holding Company Merger, each outstanding share of common stock of Bancshares will be converted into a number of shares of FCC common stock as determined in accordance with the terms of the Plan.

                  FOR  ______         AGAINST  ______       ABSTAIN  ______

            2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

            THIS  PROXY  WILL  BE  VOTED  AS  SPECIFIED.   IF  NO  SPECIFIC
            DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN.

            Please  sign  exactly as name appears  on  the  certificate  or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.


            Dated:  ________, 1994
                                        _________________________
                                        Signature of Shareholder


             Insert Mailing Label
                                        _________________________
                                        Signature (if jointly owned)



               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
               TO BANCSHARES PROMPTLY USING THE ENCLOSED ENVELOPE.